UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

[ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2009

[     ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to ________________

Commission File Number: 001-31261

AMANASU TECHNO HOLDINGS CORPRATION

(Exact name of registrant as specified in its charter)

Nevada	98-0351508
(State of other jurisdiction of incorporation or organization)	(I.R.S. Eployer Identification No.)

115 East 57th Street, 11th Floor New York, NY 10022

(Address of principal executive offices)

646-274-1274

(Registrant's telephone number, including area code)

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events and Regulation FD Disclosure

  As of April 27, 2009 Amanasu Techno Holdings signed and executed an agreement with Amanasu Holdings Corporation, a subsidiary company of Amanasu Environment Corporation (brother company), to acquire Amanasu Water Corporation in exchange for 200,000 shares of Amanasu Techno Holdings Common Stock. Upon acquisition Amanasu Water Corporation's director/officer were Chief Executive Officer Atsushi Maki and Auditor Reiko Yamanaka. The director roster will be changed to the following: Chief Executive Officier and Director Atsushi Maki; Director Yukio Hashimoto; Director Kazuya Nishikubo; Director Mamoru Takano; Director Chieko Ogata; Auditor Reiko Yamanaka.

  As of April 27, 2009 Amanasu Water Corporation made an agreement with NMJ Co. Ltd., a Japanese Corporation, for the worldwide manufacturing and sales rights of the Biomonitec Glaze, a food microbe detetction system that can detect dangerous microbes in processed and non-processed foods in minutes instead of days. Amanasu Water plans to manufacture and distribute this technology starting in May of 2009.

  As of April 27, 2009 Amanasu Water Corporation (acquired by Amanasu Techno Holdings on the same day), made an agreement with BeMax Co Ltd, a Japanese Corporation,to acquire an Exclusive license for 55 Patents related to the "Heartlet" automatic personal waste disposal unit. On the same day Amanasu Water Corporation paid the agreed upon initial earnest money.

  As of April 27, 2009, Amanasu Water Corporation submitted a corporate name change in Japan, and will be renamed to Amanasu Support Corporation.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired

None

(b) Pro forma financial information

None

(c) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amanasu Techno Holdings Corporation
(Registrant)

/s/ Yukinori Yoshino

Yukinori Yoshino
President

Date: May 5, 2009